American Skiing Company Announces Fiscal 2004 Third Quarter Results


PARK CITY, UTAH - June 9, 2004 -- American Skiing Company (OTC: AESK) announced today financial results for its third fiscal quarter and 39 weeks ended April 25, 2004. The Company reported improved financial performance at its western resorts that has helped mitigate the impact of challenging weather conditions in New England.

"Strong early season performance at Steamboat and The Canyons continued for the majority of the ski season," said CFO Betsy Wallace. "The Canyons surpassed its prior record-setting skier visit season while Steamboat improved financial performance on similar year-over-year visitation. In the East, the weather challenges we experienced in the early season improved in the third quarter. The better weather conditions in the East during March allowed skier visits in the region to rebound from early season challenges. Nonetheless, our skier visits were slightly lower for the quarter as compared to the same quarter of the prior year. Despite these weather-related challenges, our resort financial performance has benefited from a coordinated marketing effort, aggressive cost controls, and an increase in season pass revenues which helped mitigate lower day lift ticket sales."

Ski Season Update - Western Resorts

As previously reported, the Company's western resorts enjoyed excellent skiing and riding conditions for the majority of the season. The Canyons, located in Park City, Utah, received more than eight feet of natural snow by Thanksgiving Day and posted a significant increase in skier visits during Thanksgiving weekend. A major snowstorm added more than nine feet of snow during the two week December holiday period and the resort recorded a number of record skier visit days. The momentum in Utah continued and by the close of the Martin Luther King holiday weekend, The Canyons had received more than 23 feet of natural snow. Good conditions continued into Presidents' Day weekend. Above average temperatures and minimal natural snowfall in March slowed the visitation pace slightly, though the increase in total skier visits over fiscal 2003 was still an impressive 12%.

Steamboat opened on November 26th with more than six feet of natural snow and also posted strong Thanksgiving weekend visitation. The resort entered the peak December holiday period with more than 10 feet of natural snow and received another 4 feet during the two week holiday period. Steamboat recorded a number of record skier visit days during the December holiday period. Above average temperatures and minimal natural snowfall in March negatively impacted visitation pace. Though by season's end, total skier visits were almost unchanged from the fiscal 2003 season, structural changes, cost savings initiatives and improvements at the Steamboat Grand Resort Hotel allowed Steamboat to significantly improve its financial performance.

Ski Season Update - Eastern Resorts

In the East, the Company experienced less favorable weather conditions than in fiscal 2003. Eastern resorts received significant natural snowfall prior to the two week December holiday period. However, several rainstorms reduced available terrain relative to the prior year. As a result, total eastern skier visits during the two-week December holiday period were lower than during the comparable period in fiscal 2003 when conditions were superb. Weather challenges continued following the December holiday period with bitterly cold temperatures impacting skier visits throughout January and early February 2004. The weather in the East moderated slightly and the eastern resorts posted a 2.2% increase in skier visits during the Presidents' Day holiday weekend. Despite weather-related challenges, Attitash Bear Peak and Sunday River posted a strong increase in skier visits due primarily to a successful combined season pass offering. Weather allowed for solid visitation during certain weekends in the late season, though insufficient to overcome the impact of weather-related challenges for much of the winter season.

Adoption of New Accounting Standard

Effective July 28, 2003, the Company adopted Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (SFAS No. 150). SFAS No. 150 establishes standards for how financial instruments with characteristics of both liabilities and equity should be measured and classified and requires that an issuer classify a financial instrument that is within its scope as a liability. All public entities are required to adopt SFAS No. 150. As a result of adopting SFAS No. 150, approximately $298.7 million of mezzanine-level securities were reclassified to liabilities in the Company's consolidated balance sheet in the first quarter of fiscal 2004. This represents the carrying value of all of the classes of mandatorily redeemable preferred stock. In addition, approximately $43.1 million of accretion of discount and dividends on the preferred stock in fiscal 2004 will be included in interest expense, whereas previously it was reported as accretion of discount and dividends on mandatorily redeemable preferred stock. For the third fiscal quarter and 39 weeks ended April 25, 2004, approximately $11.0 million and $31.8 million of accretion of discount and dividends on the preferred stock, respectively, was included in interest expense. For the third fiscal quarter and 39 weeks ended April 27, 2003, approximately $9.6 million and $27.7 million of accretion of discount and dividends on the preferred stock, respectively, was included in accretion of discount and dividends on mandatorily redeemable preferred stock.

Fiscal 2004 Third Quarter Results

On a GAAP basis, net income available to common shareholders for the third quarter of fiscal 2004 was $24.5 million, or $0.77 per basic share and $0.35 per diluted share, compared with net income of $13.0 million, or $0.41 per basic share and $0.21 per diluted share for the third quarter of fiscal 2003.

Total consolidated revenue was $145.7 million for the third quarter of fiscal 2004, compared with $127.7 million for the third quarter of fiscal 2003. Resort revenue was $128.1 million for the quarter, compared with $122.1 million for the third quarter of fiscal 2003. The decline in resort revenue primarily reflects lower eastern skier visits attributable to unfavorable weather conditions. Real estate revenue was $17.6 million, versus $5.6 million for the comparable period in fiscal 2003. The primary driver of the increase was the successful auction sale of remaining fractional ownership inventory at The Canyons that generated a $12.0 million increase in real estate revenue over the third quarter of fiscal 2003.

The Company's net income was $24.5 million for the third quarter of fiscal 2004, compared with $22.5 million for the comparable period in fiscal 2003. Excluding restructuring and asset impairment charges, write off deferred financing costs and the accretion of preferred stock dividends, net income was $35.5 million for the third quarter of fiscal 2004 versus $25.1 million for the third quarter of fiscal 2003. Income from resort operations was $24.3 million for the third fiscal quarter of 2004 versus income of $27.3 million for the third quarter of fiscal 2003. Excluding the write off of deferred financing costs and accretion of preferred stock dividends, income from resort operations was $35.3 million for the third quarter of fiscal 2004 versus $30.1 million for the third quarter of fiscal 2003. Resort operating expenses narrowed as a result of aggressive cost control efforts, but were offset by higher costs associated with compliance with the Sarbanes-Oxley Act and other corporate and legal expenses. Income from real estate operations was $0.2 million for the third fiscal quarter of 2004, compared with a loss of $4.8 million for the third quarter of fiscal 2003. Excluding restructuring and asset impairment charges, income from real estate operations was $0.2 million for the third fiscal quarter of 2004, compared with a loss of $4.9 million for the third quarter of fiscal 2003. The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.

Fiscal 2004 Year-to-Date Results

On a GAAP basis, net loss available to common shareholders for the 39 weeks ended April 25, 2004 was $38.4 million, or $1.21 per basic and diluted share, compared with a net loss of $42.8 million, or $1.35 per basic and diluted share for the corresponding period of fiscal 2003. The net loss during the first 39 weeks of fiscal 2004 included a $0.1 million restructuring charge. The Company reversed charges of $0.2 million from restructuring and wrote off $2.8 million of deferred financing costs during the first 39 weeks of fiscal 2003.

Total consolidated revenue was $267.1 million for the first 39 weeks of fiscal 2004, compared with $248.7 million for the first 39 weeks of fiscal 2003. Resort revenue was $237.1 million for the first 39 weeks of fiscal 2004, compared with $238.0 million for the first 39 weeks of fiscal 2003. The decrease reflects the impact of soft conference business and poor weather conditions in the East that impacted first quarter results coupled with ski season weather challenges previously discussed. Real estate revenue was $30.0 million, versus $10.7 million for the comparable period in fiscal 2003 primarily as a result of the sale of remaining fractional ownership inventory at The Canyons.

The Company's net loss was $38.4 million for the first 39 weeks of fiscal 2004, compared with a net loss of $15.1 million for the comparable period in fiscal 2003. Excluding the restructuring charge, write off of deferred financing costs and the accretion of preferred stock dividends, the net loss was $6.5 million for the first 39 weeks of fiscal 2004 versus $12.5 million for the comparable period in fiscal 2003. The loss from resort operations was $29.3 million versus income of $1.2 million for the comparable period in fiscal 2003. Excluding restructuring charges, write off deferred financing costs and the accretion of preferred stock dividends, income from resort operations was $2.7 million for the first 39 weeks of fiscal 2004 compared to income of $3.9 million for the comparable period of fiscal 2003. The loss from real estate operations was $9.2 million for the first 39 weeks of fiscal 2004, compared with a loss of $16.3 million for the first 39 weeks of fiscal 2003. Excluding restructuring and asset impairment charges, the loss from real estate operations was $9.2 million for the first 39 weeks of fiscal 2004, compared with a loss of $16.4 million for the first 39 weeks of fiscal 2003. The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.

Use of Non-GAAP Financial Information

The Company uses both GAAP and non-GAAP metrics to measure its financial results. Management believes that non-GAAP financial measures which exclude certain items provides useful information to investors regarding the Company's ongoing financial condition and results of operations. In addition, management believes these non-GAAP metrics are useful to investors because they remove certain items that occur in the affected periods (such as the Company's restructuring charge and the impact of the reclassification to liabilities of all of its mandatorily redeemable preferred stock following its adoption of SFAS No. 150 in the first quarter of fiscal 2004) and provide a basis for measuring the Company's results of operations and financial condition against other periods. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this press release, investors should also review information contained in the Company's Form 10-Q and Form 10-K, dated June 9, 2004 and October 27, 2003, respectively, as well as other filings with the Securities and Exchange Commission when assessing the Company's financial condition and results of operations. The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.

About American Skiing Company

Headquartered in Park City, Utah, American Skiing Company is one of the largest operators of alpine ski, snowboard and golf resorts in the United States. Its resorts include Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; Steamboat in Colorado; and The Canyons in Utah. More information is available on the Company's Web site, www.peaks.com.

This press release contains both historical and forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward-looking statements. American Skiing Company has tried wherever possible to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan," and words and terms similar in substance in connection with any discussion of operating or financial performance. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: changes in regional and national business and economic conditions affecting both our resort operating and real estate segments; competition and pricing pressures; negative impact on demand for our products resulting from terrorism and availability of air travel (including the effect of airline bankruptcies); any redemption of or legal requirement to redeem our Series A Preferred Stock; failure to maintain improvements to resort operating performance at the covenant levels required by our resort senior credit facility; a final determination against the Company in the Steamboat sale litigation which leads to material monetary damages or an order for specific performance for the sale of Steamboat resort; the possibility of domestic terrorist activities and their respective effects on the ski, golf, resort, leisure and travel industries; failure of on-mountain improvements and other capital expenditures to generate incremental revenue; adverse weather conditions regionally and nationally; seasonal business activity; changes to federal, state and local regulations affecting both our resort operating and real estate segments; failure to renew land leases and forest service permits; disruptions in water supply that would impact snowmaking operations; long and short-term changes in weather patterns resulting from global warming; the loss of any of our executive officers or key operating personnel; and other factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. The Company cautions the reader that this list is not exhaustive. The Company operates in a changing business environment and new risks arise from time to time. The forward-looking statements included in this press release are made only as of the date of this press release and under
Section 27A of the Securities Act and Section 21E of the Exchange Act, American Skiing Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

                    American Skiing Company and Subsidiaries
        Unaudited Condensed Consolidated Financial Statement Information
                     (in thousands except per share amounts)

                                                 Quarter Ended                   39 Weeks Ended
Net revenues:                              April 25, 2004 April 27, 2003   April 25, 2004   April 27, 2003
    Resort                                   $ 128,099      $ 122,129        $ 237,131       $ 238,001
    Real estate                                 17,571          5,614           29,972          10,653
                                          -------------  -------------    -------------    ------------
        Total net revenues                     145,670        127,743          267,103         248,654
                                          -------------  -------------    -------------    ------------

Operating expenses:
    Resort                                      61,737         60,903          146,672         149,197
    Real estate                                 11,696          4,941           21,892          10,415
    Marketing, general and administrative       13,758         13,600           44,528          40,185
    Restructuring and asset impairment charges       -           (160)             137            (160)
    Write-off of deferred financing costs            -          2,761                -           2,761
    Depreciation and amortization               11,203         11,335           24,137          25,201
                                          -------------  -------------    -------------    ------------
        Total operating expenses                98,394         93,380          237,366         227,599
                                          -------------  -------------    -------------    ------------

Income from operations                          47,276         34,363           29,737          21,055

Interest expense, net (1)                       22,770         11,825           68,178          36,140
                                          -------------  -------------    -------------    ------------
Net income (loss)                               24,506         22,538          (38,441)        (15,085)

Accretion of discount and dividends on
    mandatorily redeemable preferred stock (1)       -         (9,567)               -         (27,741)
                                          -------------  -------------    -------------    ------------

Net income (loss) available to common
    shareholders                              $ 24,506       $ 12,971        $ (38,441)      $ (42,826)
                                          =============  =============    =============    ============

Basic net income (loss) per common share:
Net income (loss) available to common
    shareholders                                $ 0.77         $ 0.41          $ (1.21)        $ (1.35)
                                          =============  =============    =============    ============
Weighted average common shares
    outstanding - basic                         31,738         31,724           31,738          31,724
                                          =============  =============    =============    ============

Diluted net income (loss) per common share:
Net income (loss) available to common
    shareholders                                $ 0.35         $ 0.21          $ (1.21)        $ (1.35)
                                          =============  =============    =============    ============
Weighted average common shares
    outstanding - diluted                       74,257         69,514           31,738          31,724
                                          =============  =============    =============    ============

(1)  For more information, please refer to the Company's Form 10-Q, dated June
     9, 2004, on file with the Securities and Exchange Commission.

             American Skiing Company and Subsidiaries
       Unaudited Reconciliation of GAAP to Non-GAAP Metrics
                    (in thousands of dollars)

                                                                        Quarter Ended                  39 Weeks Ended

                                                                   April 25, 2004 April 27, 2003  April 25, 2004 April 27, 2003
                                                                  ---------------------------------------------------------
Net income (loss) available to common shareholders                   $ 24,506      $ 12,971        $ (38,441)    $ (42,826)
Restructuring and asset impairment charges                                  -          (160)             137          (160)
Write-off of deferred financing costs                                       -         2,761                -         2,761
                                                                  ------------   -----------     ------------   -----------
Net income (loss) available to common shareholders excluding
    other items                                                      $ 24,506      $ 15,572        $ (38,304)    $ (40,225)
                                                                  ============   ===========     ============   ===========


                                                                        Quarter Ended                  39 Weeks Ended

                                                                   April 25, 2004 April 27, 2003  April 25, 2004 April 27, 2003
                                                                  ---------------------------------------------------------
Net income (loss)                                                   $ 24,506      $ 22,538        $ (38,441)     $ (15,085)
Restructuring and asset impairment charges                                 -          (160)             137           (160)
Write-off of deferred financing costs                                      -         2,761                -          2,761
                                                                  ------------   -----------     ------------   -----------
Net income (loss) excluding other items                               24,506        25,139          (38,304)       (12,484)
Accretion of discount and dividends on preferred stock (1)            10,974             -           31,793              -
Net income (loss) excluding other items and accretion of
     discount and dividends on preferred stock                      $ 35,480      $ 25,139       $   (6,511)     $ (12,484)
                                                                  ============   ===========     ============   ===========


Income (loss) from resort operations                                 $ 24,315      $ 27,319        $ (29,258)      $ 1,179
Restructuring and asset impairment charges                                  -             -              137             -
Write-off of deferred financing costs                                       -         2,761                -         2,761
                                                                  ------------   -----------     ------------   -----------
Income (loss) from resort operations excluding restructuring charges   24,315        30,080          (29,121)        3,940
Accretion of discount and dividends on preferred stock (1)             10,974             -           31,793             -
Income from resort operations excluding restructuring charges and
    accretion of discount and dividends on preferred stock           $ 35,289      $ 30,080          $ 2,672       $ 3,940
                                                                  ============   ===========     ============   ===========

Income (loss) from real estate operations                               $ 191      $ (4,781)        $ (9,183)    $ (16,264)
Restructuring and asset impairment charges                                  -          (160)               -          (160)
                                                                  ------------   -----------     ------------   -----------
Income (loss) from real estate operations excluding restructuring
    charges                                                             $ 191      $ (4,941)        $ (9,183)    $ (16,424)
                                                                  ============   ===========     ============   ===========

(1) For more information, please refer to the Company's Form 10-Q, dated June 9, 2004, on file with the Securities and Exchange Commission.

                    American Skiing Company and Subsidiaries
                 Unaudited Balance Sheet Data - April 25, 2004
                           (in thousands of dollars)


Real estate developed for sale    $  31,110
                                  ----------------

Total assets                      $ 444,200
                                  ================

Total resort debt (1)             $ 535,283

Total real estate debt               94,825
                                  ----------------

    Total debt (1)                  630,108

Less: cash and cash equivalents      10,328
                                  ----------------

    Net debt (2)                  $ 619,780
                                  ================

(1) Includes preferred stock as a result of the adoption of SFAS No. 150
(2) Includes preferred stock as a result of the adoption of SFAS No. 150 Excluding preferred stock, net debt would be $289,288.




                    American Skiing Company and Subsidiaries
                       Unaudited Supplemental Revenue Data
                            (in thousands of dollars)

                                 For the quarter ended                          For the 39 weeks ended
                           -------------------------------------           -----------------------------------
                                April 25, 2004   April 27, 2003 % Change      April 25, 2004   April 27, 2003 % Change
Resort revenues
Lift tickets                      $ 65,452           $ 60,917        7%         $ 111,782         $ 110,967         1%
Food and beverage                   17,241             16,849        2%            32,577            33,770        -4%
Retail sales                        12,218             12,752       -4%            23,545            25,384        -7%
Skier development                   13,549             12,064       12%            22,663            21,015         8%
Golf, summer activities                 95                 73       30%             3,537             3,696        -4%
Lodging and property                15,111             14,289        6%            32,920            31,636         4%
Miscellaneous revenue                4,433              5,185      -15%            10,107            11,533       -12%
                           -----------------------------------             ---------------------------------
Total resort revenues            $ 128,099          $ 122,129        5%         $ 237,131         $ 238,001         0%
                           ===================================             =================================

                           Total Skier Visits
                           -----------------------------------
Unaudited Skier Visits         Fiscal 2004        Fiscal 2003   % Change
Attitash Bear Peak                 207,400            196,023        6%
The Canyons                        374,458            333,738       12%
Killington                         954,853          1,044,640       -9%
Mount Snow                         489,411            546,304      -10%
Sugarloaf/USA                      334,830            354,634       -6%
Sunday River                       522,927            500,790        4%
Steamboat                        1,002,821          1,001,020        0%
                           -----------------------------------
Total Skier Visits               3,886,700          3,977,149       -2%
                           ===================================